EXHIBIT 24

POWER OF ATTORNEY

 Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates
Vanguard VII Venture Partners, L.L.C. or such other person or entity as is designated in writing by Ken Shilling (the "Designated Filer")
as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting
Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule
13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange
Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

        Each Reporting Person hereby further authorizes and designates Ken Shilling (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

        The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated
Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

January 21, 2007 Vanguard VII Venture Partners, L.L.C.
   a Delaware Limited Liability Company

   By: /s/ Robert D. Ulrich
    Managing Member

January 21, 2007 Vanguard VII, L.P.,
   a Delaware Limited Partnership
   By: Vanguard VII Venture Partners, L.L.C.,
    Its General Partner

   By: /s/ Robert D. Ulrich
    Managing Member

January 21, 2007 Vanguard VII-A, L.P.,
   a Delaware Limited Partnership
   By: Vanguard VII Venture Partners, L.L.C.,
   Its General Partner

   By: /s/ Robert D. Ulrich
    Managing Member

January 21, 2007 Vanguard VII Qualified Affiliates Fund, L.P.,
   a Delaware Limited Partnership
   By: Vanguard VII Venture Partners, L.L.C.,
    Its General Partner

   By: /s/ Robert D. Ulrich
    Managing Member

January 21, 2007 Vanguard VII Accredited Affiliates Fund, L.P.,
   a Delaware Limited Partnership
   By: Vanguard VII Venture Partners, L.L.C.,
    Its General Partner

   By: /s/ Robert D. Ulrich
    Managing Member

January 21, 2007 By: /s/ Daniel L. Eilers
    Daniel L. Eilers

January 21, 2007 By: /s/ Jack M. Gill
    Jack M. Gill

January 21, 2007 By: /s/ Thomas C. McConnell
    Thomas C. McConnell

January 21, 2007 By: /s/ Robert D. Ulrich
    Robert D. Ulrich

January 21, 2007 By: /s/ Donald Wood
    Donald Wood

GDSVF&H\762221.1